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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-3 and related prospectus of Pioneer Natural Resources Company ("Pioneer") and Pioneer Natural Resources USA, Inc. and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Pioneer included in its annual report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                               Ernst & Young LLP

Dallas, Texas
May 16, 2002